UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2011

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2011, the Board of Directors (the “Board”) of Riverbed Technology, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws to, among other things:

•	Provide for majority voting in director elections except in contested elections; and

•

Provide that stockholder director nominations must include a written statement executed by the director nominee acknowledging that such nominee, if elected, intends to tender, promptly following the nominee’s election (and any subsequent re-election), an irrevocable resignation that would become effective upon (i) the failure of such nominee to receive the required vote at the next stockholders’ meeting at which he or she faces re-election and (ii) acceptance of such resignation by the Board, in accordance with the Company’s Corporate Governance Guidelines.

In addition, the Board amended its Corporate Governance Guidelines to provide that, with respect to director nominations, the Board will nominate for election or re-election as a director only those candidates who agree to tender, promptly following the stockholders’ meeting at which such candidate is elected or re-elected as a director, an irrevocable resignation that would become effective upon (i) the failure of such candidate to receive the required vote at the next stockholders’ meeting at which he or she faces re-election and (ii) acceptance of such resignation by the Board.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company’s Bylaws and Corporate Governance Guidelines are available on the Company’s website at www.riverbed.com under “Company Information > Investor Relations > Corporate Governance.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: February 22, 2011	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President of Corporate and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws.